Exhibit 99.1

August 9, 2017

Dear Fellow Shareholders:

IT Deal AlertTM continued its strong performance in Q2 2017.

•	IT Deal Alert revenues were $11.7 million in Q2 2017, up 39% versus Q2 2016 and up 45% YTD versus the first 6 months of 2016.
•	Revenues from Priority EngineTM and Deal DataTM were up 101% in Q2 2017 versus Q2 2016.
•	The number of IT Deal Alert customers in Q2 2017 was over 525.
•	We had 59 new Priority Engine and Deal Data customers in Q2 2017.
•	We continue to gain traction with Priority Engine outside North America, with 78 international customers utilizing the service in Q2 2017.
•	Greater than 20% of the revenue in Q2 2017 was derived from longer term contracts.

Revenue derived from longer term contracts crossed over 20% for the first time.  As you know, this is one of our most important objectives. Strong customer demand for purchase intent-driven data is providing us with the opportunity to transform our business from a quarter-to-quarter media company to an annual subscription data provider. We continue to meet our internal targets for our data business in regards to revenue growth, new customer additions, renewals and annual subscriptions. We have added conviction that we are in the early innings of a very large opportunity as our customers continue their commitment to transform themselves into data-driven sales and marketing organizations. We are the clear leader in providing purchase intent-driven data to serve this need.

This growth for IT Deal Alert is even more impressive when you consider the state of the overall IT market, which continues to be challenged. This is most evident with our ten major global customers and their core spend with us, which was down approximately $2.5 million in Q2 2017 compared to Q2 2016. The headwinds include weak IT spending, the strong US Dollar and acquisitions, mergers and divestitures, all factors which cause our global customers to reduce their marketing budgets in the short term. The good news is that our core revenues were up 15% in Q2 2017 sequentially versus Q1 2017. We expect that core spending in the second half of 2017 will be higher than in the second half of 2016.

Gross Margins

Total gross profit margin for Q2 2017 and Q2 2016 was 73% and 74%, respectively.  Online gross profit margin was 73% for Q2 2017, compared to 75% for Q2 2016.

Traffic Update

Unpaid traffic represented 97% of overall traffic in the quarter. Organic traffic was down slightly as compared to Q1 2017, but our Page 1 keyword rankings as measured by SEMrush were up on a year over year basis and the cost to replicate our organic traffic remains over 3X our nearest competitor.

Common Stock Repurchase Plan

In the quarter, we repurchased 82,067 shares of common stock at an average price of $9.37 for an aggregate purchase price of $0.8 million. There is approximately $10 million available under the $20 million repurchase program that we announced in June of 2016.

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Q2 2017 Results (Unaudited)

	Three Months Ended June 30,		2017 vs. 2016	Six Months Ended June 30,		2017 vs. 2016
	2017	2016	change	2017	2016	change
	($ in thousands)			($ in thousands)
Total Online	$26,664	$27,726	(4)%	$50,073	$51,995	(4)%
Total Online by Geographic Area:
North America:
North America IT Deal Alert	8,441	7,041	20%	16,609	12,734	30%
North America Core Online	8,993	11,778	(24)%	17,070	23,039	(26)%
Total North America Online	17,434	18,819	(7)%	33,679	35,773	(6)%
International:
International IT Deal Alert	3,215	1,351	138%	5,418	2,469	119%
International Core Online	6,015	7,556	(20)%	10,976	13,753	(20)%
Total International Online	9,230	8,907	4%	16,394	16,222	1%
Total Online by Product:
IT Deal Alert:
North America IT Deal Alert	8,441	7,041	20%	16,609	12,734	30%
International IT Deal Alert	3,215	1,351	138%	5,418	2,469	119%
Total IT Deal Alert	11,656	8,392	39%	22,027	15,203	45%
Core Online:
North America Core Online	8,993	11,778	(24)%	17,070	23,039	(26)%
International Core Online	6,015	7,556	(20)%	10,976	13,753	(20)%
Total Core Online	15,008	19,334	(22)%	28,046	36,792	(24)%
Total Events	$—	$1,448	(100)%	$168	$2,210	(92)%
Total Revenues	$26,664	$29,174	(9)%	$50,241	$54,205	(7)%
Adjusted EBITDA*	$5,209	$7,029	(26)%	$7,752	$10,139	(24)%

*	Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to a GAAP measure later in this Letter to Shareholders.

Balance Sheet

The Company’s balance sheet remains very strong.  As of June 30, 2017, we had $36.6 million in cash and investments and $35.9 million of outstanding term loan debt.

Foreign Exchange Update

Foreign exchange adversely affected revenue growth by 70 basis points in the quarter.

Q3 2017 Guidance

For Q3 2017, we expect revenues between $27.5 million and $28.5 million. We expect adjusted EBITDA between $5.5 million and $6.3 million.

Summary

Our transformation to a data subscription company is well underway. We expect more than half of our revenues will come from IT Deal Alert products by the end of 2018. We continue to invest aggressively in our products that we think will pay off significantly in the coming years. We are fortunate that the margin structure of our business model provides us with the ability to make smart investments while still maintaining healthy profits and free cash flow that allows us to repurchase our common stock, reducing our overall share count, which we feel is in the continued long term best interest of our shareholders.

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Sincerely,

Michael Cotoia	Greg Strakosch
Chief Executive Officer	Executive Chairman

(C) 2017 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and IT Deal Alert, Priority Engine and Deal Data are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (August 9, 2017). Supplemental financial information and this Letter to Shareholders will be posted to the Investor Relations section of our website.

NOTE: Our Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com. The conference call can also be heard via telephone by dialing 1-888-339-0724 (US callers), 1-855-669-9657 (Canadian callers) or 1-412-902-4191 (International callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning August 9, 2017 one (1) hour after the conference call through September 9, 2017 at 9:00 a.m. ET. To listen to the replay, US callers should dial 1-877-344-7529 and use the conference number 10110515. Canadian callers should dial 1-855-669-9658 and also use the conference number 10110515. International callers should dial 1-412-317-0088 and also use the conference number 10110515. The webcast replay will also be available on http://investor.techtarget.com during the same period.

Non-GAAP Financial Measures

This letter and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

“Adjusted EBITDA” means earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and other one-time charges, if any.

“Adjusted net income” means net income adjusted for amortization, stock-based compensation, foreign exchange, interest on the term loan and other one-time charges, if any, as further adjusted for the related income tax impact of the adjustments.

“Adjusted net income per share” means adjusted net income divided by adjusted weighted average diluted shares outstanding.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe that adjusted EBITDA, adjusted net income and adjusted net income per share provide relevant and useful information to enable us and investors

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to compare our operating performance using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business, including interest on the term loan. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain information included in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including statements regarding the intent, belief or current expectations of the Company and members of our management team. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. Such statements may include those regarding guidance on our future financial results and other projections or measures of our future performance; expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, new products or services and other potential sources of additional revenue. These statements speak only as of the date of this release and are based on our current plans and expectations. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services, including continued increased sales of our IT Deal Alert offerings and continued increased international growth; relationships with customers, strategic partners and employees; difficulties in integrating acquired businesses; changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries; and other matters included in our SEC filings, including in our Annual Report on Form 10-K. Actual results may differ materially from those contemplated by the forward-looking statements. We undertake no obligation to update our forward-looking statements to reflect future events or circumstances.

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TECHTARGET, INC.

Consolidated Statements of Operations

(in 000’s, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Revenues:
Online	$26,664	$27,726	$50,073	$51,995
Events	—	1,448	168	2,210
Total revenues	26,664	29,174	50,241	54,205
Cost of revenues:
Online(1)	7,085	6,813	13,980	13,471
Events	—	791	41	1,326
Total cost of revenues	7,085	7,604	14,021	14,797
Gross profit	19,579	21,570	36,220	39,408
Operating expenses:
Selling and marketing(1)	10,745	11,028	21,438	22,088
Product development(1)	2,016	1,945	3,959	3,953
General and administrative(1)	3,198	3,044	6,254	6,254
Depreciation	1,093	1,016	2,184	2,036
Amortization of intangible assets	42	233	82	535
Total operating expenses	17,094	17,266	33,917	34,866
Operating income	2,485	4,304	2,303	4,542
Interest and other expense, net	(94)	(508)	(257)	(566)
Income before provision for income taxes	2,391	3,796	2,046	3,976
Provision for income taxes	1,030	1,397	714	1,625
Net income	$1,361	$2,399	$1,332	$2,351

Net income per common share:
Basic	$0.05	$0.08	$0.05	$0.07
Diluted	$0.05	$0.07	$0.05	$0.07
Weighted average common shares outstanding:
Basic	27,477	31,817	27,505	32,205
Diluted	28,333	32,938	28,261	32,249

(1)	Amounts include stock-based compensation expense as follows:

Cost of online revenues	$12	$27	$24	$54
Selling and marketing	927	921	1,877	1,843
Product development	41	43	75	79
General and administrative	609	485	1,207	1,050

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TechTarget, Inc.

Consolidated Balance Sheets

(in 000’s, except share and per share data)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,440	$18,485
Short-term investments	11,082	10,988
Accounts receivable, net of allowance for doubtful accounts of $1,507 and $1,961 as of June 30, 2017 and December 31, 2016, respectively	24,080	22,551
Prepaid taxes	2,884	3,961
Prepaid expenses and other current assets	2,291	1,952
Total current assets	61,777	57,937
Property and equipment, net	9,010	9,232
Long-term investments	4,075	7,801
Goodwill	93,628	93,469
Intangible assets, net	567	601
Deferred tax assets	408	139
Other assets	876	898
Total assets	$170,341	$170,077
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,430	$2,100
Current portion of term loan	8,638	6,157
Accrued expenses and other current liabilities	2,204	2,792
Accrued compensation expenses	942	698
Income taxes payable	28	122
Deferred revenue	7,800	6,079
Total current liabilities	21,042	17,948
Long-term liabilities:
Long-term portion of term loan	27,283	32,286
Deferred rent	1,872	2,080
Deferred tax liabilities	218	200
Total liabilities	50,415	52,514
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value per share, 100,000,000 shares authorized, 52,770,121 shares issued and 27,421,162 shares outstanding at June 30, 2017 and 52,601,284 shares issued and 27,495,539 shares outstanding at December 31, 2016	53	52
Treasury stock, 25,348,959 shares at June 30, 2017 and 25,105,745 shares at December 31, 2016, at cost	(164,876)	(162,731)
Additional paid-in capital	299,610	296,853
Accumulated other comprehensive loss	(72)	(248)
Accumulated deficit	(14,789)	(16,363)
Total stockholders’ equity	119,926	117,563
Total liabilities and stockholders’ equity	$170,341	$170,077

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TECHTARGET, INC.

Reconciliation of Net Income to Adjusted EBITDA

(in 000’s)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)
Net income	$1,361	$2,399	$1,332	$2,351
Interest and other expense, net	94	508	257	566
Provision for income taxes	1,030	1,397	714	1,625
Depreciation	1,093	1,016	2,184	2,036
Amortization of intangible assets	42	233	82	535
EBITDA	3,620	5,553	4,569	7,113
Stock-based compensation expense	1,589	1,476	3,183	3,026
Adjusted EBITDA	$5,209	$7,029	$7,752	$10,139

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TECHTARGET, INC.

Reconciliation of Net Income to Adjusted Net Income per Diluted Share to

Adjusted Net Income per Share

(in 000’s, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)
Net income	$1,361	$2,399	$1,332	$2,351
Provision for income taxes	1,030	1,397	714	1,625
Net income before taxes	2,391	3,796	2,046	3,976
Amortization of intangible assets	42	233	82	535
Stock-based compensation expense	1,589	1,476	3,183	3,026
Foreign exchange loss/(gain) & interest on term loan	125	529	319	636
Adjusted income tax provision (1)	(1,604)	(2,319)	(2,105)	(3,141)
Adjusted net income	$2,543	$3,715	$3,525	$5,032

Net income per diluted share	$0.05	$0.07	$0.05	$0.07
Weighted average diluted shares outstanding	28,333	32,938	28,261	33,249

Adjusted net income per diluted share	$0.09	$0.11	$0.12	$0.15
Adjusted weighted average diluted shares outstanding	28,333	32,938	28,261	33,249

(1)	Adjusted income tax provision was calculated using an adjusted effective tax rate, excluding discrete items, for each respective period.

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TECHTARGET, INC.

Financial Guidance for the Three Months Ended September 30, 2017

(in 000’s)

	Three Months Ended September 30, 2017
	Range
Total Revenues	$27,500	$28,500

Adjusted EBITDA	5,500	6,300
Depreciation, amortization and stock-based compensation	3,280	3,280
Interest and other expense, net	310	310
Provision for income taxes	850	1,190
Net income	$1,060	$1,520

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